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                                 EXHIBIT 23.5

                  CONSENT OF RAYMOND JAMES & ASSOCIATES, INC.

      We hereby consent to the use of our name, to the summarization of our letter dated November 6, 1997 and to the other references to us in the Joint Proxy Statement/Prospectus of Titan Exploration, Inc. and Offshore Energy Development Corporation, and to the inclusion of such letter as Appendix II to such Joint Proxy Statement/Prospectus, which Joint Proxy Statement/Prospectus is part of this Registration Statement on Form S-4 of Titan Exploration, Inc. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or are within the class of persons whose consent is required thereunder.

                                        RAYMOND JAMES & ASSOCIATES, INC.



                                        By:        /s/ James A. McDaniel
                                           -------------------------------------
                                           Name:   James A. McDaniel
                                                --------------------------------
                                           Title:  Senior Vice President
                                                 -------------------------------


Dallas, Texas
November 13, 1997